UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 9, 2019
Date of Report (Date of earliest event reported)

TiVo Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37870	61-1793262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2160 Gold Street
San Jose, California 95002
(Address of principal executive offices, including zip code)

(408) 519-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TIVO	The Nasdaq Stock Market LLC

ITEM 8.01    Other Events.

On May 9, 2019, TiVo Corporation (the “Company” or “TiVo”) issued a press release announcing that its Board of Directors has unanimously approved the pursuit of separation of its Product and IP Licensing businesses. The separation is expected to be effected through a spin-off of the Company’s Product business and operations from the Company’s IP Licensing business, with the Product business becoming a separately traded public company. The text of this press release is furnished herewith as Exhibit 99.1.

The press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, which will be made only by prospectus.

ITEM 9.01    Financial Statements and Exhibits.

       The following exhibit is furnished with this report on Form 8-K:

Exhibit Number
99.1	Press Release dated May 9, 2019, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiVo Corporation (Registrant)

Date:	By:	/s/ Pamela Sergeeff
May 9, 2019		Pamela Sergeeff
Executive Vice President & General Counsel